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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY




                         PRIVATE EQUITY LINE AGREEMENT

                                by and between

                          KINGSBRIDGE CAPITAL LIMITED

                                      and

                                SONIC SOLUTIONS




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                            Dated as of May 4, 2000

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ARTICLE I      CERTAIN DEFINITIONS.....................................................  1

     Section 1.1    "Adjustment Period"................................................  1

     Section 1.2    "Bid Price"........................................................  1

     Section 1.3    "Capital Shares"...................................................  1

     Section 1.4    "Closing"..........................................................  1

     Section 1.5    "Closing Date".....................................................  1

     Section 1.6    "Commitment Period"................................................  1

     Section 1.7    "Common Stock".....................................................  2

     Section 1.8    "Common Stock Equivalents".........................................  2

     Section 1.9    "Condition Satisfaction Date"......................................  2

     Section 1.10   "Damages"..........................................................  2

     Section 1.11   "Effective Date"...................................................  2

     Section 1.12   "Exchange Act".....................................................  2

     Section 1.13   "Investment Amount"................................................  2

     Section 1.14   "Legend"...........................................................  2

     Section 1.15   "Market Price".....................................................  2

     Section 1.16   "Material Adverse Effect"..........................................  2

     Section 1.17   "Maximum Commitment Amount"........................................  2

     Section 1.18   "Maximum Put Amount"...............................................  2

     Section 1.19   "NASD".............................................................  3

     Section 1.20   "Outstanding"......................................................  3

     Section 1.21   "Person"...........................................................  3

     Section 1.22   "Principal Market".................................................  3

     Section 1.23   "Purchase Price"...................................................  3

     Section 1.24   "Put"..............................................................  3

     Section 1.25   "Put Date".........................................................  3

     Section 1.26   "Put Notice".......................................................  3

     Section 1.27   "Put Shares".......................................................  3

     Section 1.28   "Registrable Securities"...........................................  3

     Section 1.29   "Registration Rights Agreement"....................................  4

     Section 1.30   "Registration Statement"...........................................  4

     Section 1.31   "Regulation D".....................................................  4

     Section 1.32   "SEC"..............................................................  4

     Section 1.33   "Section 4(2)".....................................................  4
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     Section 1.34   "Securities Act"...................................................    4

     Section 1.35   "SEC Documents"....................................................    4

     Section 1.36   "Subscription Date"................................................    4

     Section 1.37   "Trading Cushion"..................................................    4

     Section 1.38   "Trading Day"......................................................    4

     Section 1.39   Reserved...........................................................    4

     Section 1.40   "Valuation Event"..................................................    4

     Section 1.41   "Valuation Period".................................................    5

ARTICLE II     PURCHASE AND SALE OF COMMON STOCK.......................................    5

     Section 2.1    Investments........................................................    5

     Section 2.2    Mechanics..........................................................    5

     Section 2.3    Closings...........................................................    6

     Section 2.4    Special Circumstances; Adjustment Period...........................    6

     Section 2.5    Termination of Investment Obligation...............................    7

     Section 2.6    Blackout Shares....................................................    7

     Section 2.7    Liquidated Damages.................................................    8

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF INVESTOR..............................    8

     Section 3.1    Intent.............................................................    8

     Section 3.2    Sophisticated Investor.............................................    8

     Section 3.3    Authority..........................................................    8

     Section 3.4    Not an Affiliate...................................................    8

     Section 3.5    Organization and Standing..........................................    8

     Section 3.6    Absence of Conflicts...............................................    8

     Section 3.7    Disclosure; Access to Information..................................    9

     Section 3.8    Manner of Sale.....................................................    9

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................    9

     Section 4.1    Organization of the Company........................................    9

     Section 4.2    Authority..........................................................    9

     Section 4.3    Capitalization.....................................................    9

     Section 4.4    Common Stock.......................................................   10

     Section 4.5    SEC Documents......................................................   10

     Section 4.6    Valid Issuances....................................................   10

     Section 4.7    No General Solicitation or Advertising in Regard to this
                    Transaction........................................................   10

     Section 4.8    Corporate Documents................................................   10
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     Section 4.9    No Conflicts.......................................................    11

     Section 4.10   No Material Adverse Change.........................................    11

     Section 4.11   No Undisclosed Liabilities.........................................    11

     Section 4.12   No Undisclosed Events or Circumstances.............................    11

     Section 4.13   No Integrated Offering.............................................    11

     Section 4.14   Litigation and Other Proceedings...................................    12

     Section 4.15   No Misleading or Untrue Communication..............................    12

     Section 4.16   Material Non-Public Information....................................    12

ARTICLE V      COVENANTS OF THE INVESTOR...............................................    12

     Section 5.1    Compliance with Law................................................    12

     Section 5.2    Limitation on Short Sales..........................................    12

ARTICLE VI     COVENANTS OF THE COMPANY................................................    12

     Section 6.1    Registration Rights................................................    12

     Section 6.2    Reservation of Common Stock........................................    12

     Section 6.3    Listing of Common Stock............................................    13

     Section 6.4    Exchange Act Registration..........................................    13

     Section 6.5    Legends............................................................    13

     Section 6.6    Corporate Existence................................................    13

     Section 6.7    Additional SEC Documents...........................................    13

     Section 6.8    Blackout Period....................................................    13

     Section 6.9    Expectations Regarding Put Notices.................................    14

     Section 6.10   Consolidation; Merger..............................................    14

     Section 6.11   Issuance of Put Shares and Blackout Shares.........................    14

     Section 6.12   Legal Opinion on Subscription Date.................................    14

ARTICLE VII    CONDITIONS TO DELIVERY OF  PUT NOTICES AND CONDITIONS TO CLOSING........    14

     Section 7.1    Conditions Precedent to the Obligation of the Company to Issue
                    and Sell Common Stock..............................................    14

     Section 7.2    Conditions Precedent to the Right of the Company and the Selling
                    Shareholder to Deliver a Put Notice and the Obligation of the
                    Investor to Purchase the Put Shares................................    14

ARTICLE VIII   DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION..........    17

     Section 8.1    Due Diligence Review...............................................    17

     Section 8.2    Non-Disclosure of Non-Public Information...........................    17

ARTICLE IX     LEGENDS.................................................................    18
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     Section 9.1    Legends............................................................  18

     Section 9.2    No Other Legend or Stock Transfer Restrictions.....................  19

     Section 9.3    Investor's Compliance..............................................  20

ARTICLE X      CHOICE OF LAW...........................................................  20

     Section 10.1   Choice of Law......................................................  20

ARTICLE XI     ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION....................  20

     Section 11.1   Assignment.........................................................  20

     Section 11.2   Termination........................................................  20

     Section 11.3   Entire Agreement, Amendment; Waiver................................  20

ARTICLE XII    NOTICES; INDEMNIFICATION................................................  20

     Section 12.1   Notices............................................................  20

     Section 12.2   Indemnification....................................................  21

     Section 12.3   Method of Asserting Indemnification Claims.........................  22

ARTICLE XIII   MISCELLANEOUS...........................................................  25

     Section 13.1   Fees and Expenses..................................................  25

     Section 13.2   Brokerage..........................................................  25

     Section 13.3   Counterparts.......................................................  25

     Section 13.4   Entire Agreement...................................................  25

     Section 13.5   Survival; Severability.............................................  25

     Section 13.6   Title and Subtitles................................................  26

     Section 13.7   Reporting Entity for the Common Stock..............................  26
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